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Callidus Software Inc.
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Subject Company: Callidus Software Inc.

Commission File No.: 000-50463

SAP to Acquire Industry-Leader Callidus Software Inc. to Transform End-to-End Sales Process

CallidusCloud’s solutions for sales combined with SAP Hybris would create a differentiated CRM solution in sales performance management and configure-price-quote

Patricia Crazzolara, Sarah Kellman

SAP News

Today, SAP announced it has entered into an agreement to acquire Callidus Software Inc. (doing business as CallidusCloud®), the leader in cloud-based, integrated Lead-to-Money solutions. With this move, SAP will significantly strengthen its capabilities to address the changing needs of our customers where digitization requires a modern salesforce to sell increasingly services rather than products.

“Lead to Money” — a growing space

CallidusCloud is a leader in the burgeoning “Lead to Money” space. This area includes solutions for sales performance management (SPM), sales execution including Configure-Price-Quote (CPQ) applications, sales enablement including learning applications, as well as customer engagement and sales analytics. The combination of CallidusCloud’s solutions with SAP’s portfolio will be a strong differentiator. CallidusCloud’s SPM solutions give salespeople instant insights into their compensation associated with particular product and pricing configurations, and reduces errors in calculating sales commissions and compensation arrangements. This is particularly important in a time of change when our customers want to change the behaviors of their salesforce to be aligned with their larger digitization strategy. Together with SAP S/4HANA and SAP Cloud Platform, SAP believes the addition of CallidusCloud will allow the company to deliver the most complete, end-to-end, fully cloud-based ‘Lead-to-Cash’ offering.

SAP and CallidusCloud have successfully cooperated in the past, based on a joint selling agreement. In 2017, CallidusCloud was named SAP Hybris ISV Partner of the Year. The transaction is expected to close in the second quarter of 2018, subject to approval from CallidusCloud stockholders, clearances by the relevant regulatory authorities, and other customary closing conditions.

In a joint press release today, SAP CEO Bill McDermott stated: “SAP is connecting the back office to the front office in this consumer-driven growth revolution. Our customers are focused on reinventing sales, service, marketing and commerce. The addition of CallidusCloud aligns perfectly to SAP’s innovation strategy to transform the front office. SAP gives CallidusCloud the global scale to accelerate its already impressive adoption and growth. These two strong companies will be better together, help the world run better and improve people’s lives.”

CallidusCloud — tailored to the needs of sales people

CallidusCloud is a synergistic addition to the SAP Hybris portfolio of customer engagement and commerce solutions, and significantly strengthens SAP’s position in the customer relationship management (CRM) space. CallidusCloud’s solutions are tailored to the specific needs of sales people on the ground and link sales-related information such as pricing, incentives, and commissions to enterprise resource planning (ERP) installations CallidusCloud as part of SAP will seamlessly link front and back offices, align sales, compensation and corporate goals, and ensure real-time data flow between the field and finance department.

CallidusCloud CEO Leslie Stretch enthused: “We are super excited to join forces with SAP. This move gives customers precisely what they want: the market leading sales performance (SPM), sales execution (CPQ), and sales enablement clouds combined with SAP Hybris and S/4HANA. This is true “Lead to Money”, beyond CRM, and beyond quote-to-cash. It’s the joined-up Front Office and Back Office Cloud everyone needs for 21st Century Business.”

Perfect fit for SAP’s CRM strategy and solution portfolio

SAP’s business suites in the cloud, SAP Hybris, SAP Hybris Customer Attribution (formerly known as Abakus), and Gigya solutions already help businesses deliver new customer experiences, connecting the demand chain to the supply chain. SAP Hybris solutions help companies serve consumers in any channel, on any device. In addition, the SAP Hybris Revenue Cloud and SAP Hybris Billing solutions enable companies to monetize new business models. Gigya helps companies secure, protect, and service the consumer’s digital identity in the age of the upcoming General Data Protection Regulation (GDPR).

Alex Atzberger, President of SAP Hybris, is convinced that “CallidusCloud’s products, combined with SAP’s solution portfolio, also will offer companies powerful tools to transform sales execution and enhance customer engagement. SAP’s sales content management will benefit from easy access to contracts, collateral, and learning. As a result, companies will have a more transparent view into the full sales cycle and the ability to transform their sales force for today’s needs. All augmented by a sales enablement solution to make sure that sales teams are can excel and address ever changing customer requirements.”

CallidusCloud’s CPQ solutions enable salespeople to identify and configure product packages that have built-in rules for discounts and that can generate proposals for the customers on the spot and during the conversation with the customer. CallidusCloud’s CPQ solutions also can automatically generate contracts in real time while the salesperson is with the customer.

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3 Questions for Alex Atzberger, President of SAP Hybris

1.              What is SAP’s CRM strategy?

Our CRM strategy is driven by our customers. They are telling us that their business is digitizing and that the requirements for CRM that was invented manage opportunities has fundamentally changed. The front office needs to engage customers digitally from day one, and it needs to engage customers at every point of the customer journey. This also means the sales force needs to change its behaviors and build lasting relations rather than short-term transactions. We have been at the forefront of the innovations in this area. And we believe that SAP is uniquely positioned to provide a differentiated, complete and open offering in the CRM segment that addresses the entire digital customer journey. With SAP Hybris, we were the innovator in omnichannel commerce with a single view of customer, single view of product, and single view of order. Today, sales leaders need a new type of offering to manage and enable their sales force for today’s digital age.

2.              What is the benefit of acquiring CallidusCloud, and how does it complement our current capabilities?

The CallidusCloud acquisition combined with the SAP Hybris portfolio and GDPR expertise gained via our acquisition of Gigya last year, will allow us to double down on the largest market in the IT industry by offering a complete, unique and open portfolio for the enterprise that transforms the front office — from marketing to sales, commerce and service. With CallidusCloud, we will provide a seamless integrated enterprise sales platform that connects marketing, sales, commerce, service with the back office, which will allow us to offer end-to-end process integration and automation from Lead to Money, enabling low/no touch sales motions including digital commerce.

3.              Which units of SAP is CallidusCloud going to feed into, and what are the integration plans?

Upon completion of the transaction, SAP expects to consolidate all CallidusCloud product assets within the SAP Hybris business unit as part of SAP’s Cloud Business Group. SAP Cloud Platform will be used for the technical integration of CallidusCloud’s solutions and as its extension platform.

BOX

About CallidusCloud

Callidus Software Inc. is a provider of cloud-based sales execution and sales performance software. The company develops software that enables organizations to identify the right leads, ensure proper territory and quota distribution, enable sales forces, automate configure-price-quote and streamline sales compensation. They have over 5,800+ customers across financial services, insurance, healthcare, communications & media, public sector, life sciences, energy, manufacturing and high technology 45% of Fortune 100 Companies use CallidusCloud. The company was founded in 1996 and went public in November 2003. CallidusCloud is based in Dublin, California, and currently has more than 1,200 employees.

CallidusCloud Infographic: Lead to Money

USEFUL LINKS (INTERNAL AND EXTERNAL)

•                  SAP All Employee email from Bill McDermott

•                  SAP/CallidusCloud joint press release

•                  https://www.calliduscloud.com/

•                  Blog post by Alex Atzberger on The Future of Customer Engagement & Commerce

•                  FAQ on CallidusCloud

•                  Press release: SAP to Acquire Gigya, Market-Leader in Customer Identity and Access Management

•                  Press release: SAP Drives Marketing Performance to the Next Level Through the Acquisition of Abakus

•                  <Key media coverage to be added after publication>

Cautionary Statement Regarding Forward-Looking Statements

Any statements contained in this document that are not historical facts are forward-looking statements as defined in the U.S. Private Securities Litigation Reform Act of 1995. Words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “may”, “plan”, “project”, “predict”, “should” and “‘will” and similar expressions as they relate to SAP or Callidus Software Inc. are intended to identify such forward-looking statements. This release contains forward-looking statements that involve risks and uncertainties concerning the parties’ ability to close the transaction and the expected closing date of the transaction, the anticipated benefits and synergies of the proposed transaction, anticipated future combined operations, products and services, and the anticipated role of CallidusCloud, its key executives and its employees within SAP following the closing of the transaction. Actual events or results may differ materially from those described in this release due to a number of risks and uncertainties. These potential risks and uncertainties include, among others, the outcome of regulatory reviews of the proposed transaction, the ability of the parties to complete the transaction, the failure to retain key CallidusCloud employees, customer and partner uncertainty regarding the anticipated benefits of the transaction, the failure of SAP and CallidusCloud to achieve the anticipated synergies of the proposed transaction and other risks detailed in SAP’s and CallidusCloud’s SEC filings, including those discussed in SAP’s Annual Report on Form 20-F for the year ended December 31, 2016 and CallidusCloud’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, each of which is on file with the SEC and available at the SEC’s website at www.sec.gov. SAP is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates.

Additional Information About the Merger

In connection with the proposed merger, Callidus Software Inc. will file a proxy statement with the SEC. The definitive proxy statement will be sent or given to CallidusCloud stockholders entitled to vote at the special meeting relating to the transaction and will contain important information about the proposed merger and related matters. CallidusCloud’s stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) carefully when it becomes available before making any voting or investment decision with respect to the proposed merger because it will contain important information about the merger and the parties to the merger. Additionally, CallidusCloud and SAP will file other relevant materials in connection with the proposed acquisition of CallidusCloud by SAP pursuant to the terms of an Agreement and Plan of Merger by and among, SAP America, Inc., Emerson One Acquisition Corp., a wholly owned subsidiary of SAP America, and CallidusCloud. SAP, CallidusCloud and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of CallidusCloud stockholders in connection with the proposed merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of SAP’s executive officers and directors in the solicitation by reading SAP’s most recent Annual Report on Form 20-F, and the proxy statement and other relevant materials filed with the SEC when they become available. Information concerning the interests of CallidusCloud’s participants in the solicitation, which may, in some cases, be different than those of CallidusCloud’s stockholders generally, will be set forth in the proxy statement relating to the merger when it becomes available.

The materials to be filed by SAP and CallidusCloud with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, security holders will be able to obtain free copies of the proxy statement from CallidusCloud, once it is filed with the SEC, by contacting CallidusCloud Investor Relations through the investor contact page on the company’s website at http://investor.calliduscloud.com/about-us/investor-relations/investor-faq/.